Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Waste Connections, Inc. listed below of our report dated February 21, 2005, except for Note 3 and the first paragraph of Note 13, as to which the date is October 21, 2005, with respect to the 2004 consolidated financial statements and the 2004 schedule of Waste Connections, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006:

Registration Statement (Form S-8 No. 333-42096) pertaining to the Second Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-72113) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-63407) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-83172) pertaining to the 2002 Stock Option Plan and 2002 Senior Management Equity Incentive Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-90810) pertaining to the 2002 Restricted Stock Plan;

Registration Statement (Form S-8 No. 333-102413) pertaining to the Consultant Incentive Plan;

Registration Statement (Form S-8 No. 333-117764) pertaining to the 2004 Equity Incentive Plan;

Registration Statement (Form S-4 No. 333-65615);

Registration Statement (Form S-4 No. 333-83825);

Registration Statement (Form S-3 No. 333-87269);

Registration Statement (Form S-3 No. 333-87703);

Registration Statement (Form S-3 No. 333-62322);

Registration Statement (Form S-3 No. 333-97231);

Registration Statement (Form S-3 No. 333-76722); and

Registration Statement (Form S-3 No. 333-134050).

/s/ Ernst & Young LLP

Sacramento, California
February 9, 2007